     As filed with the Securities and Exchange Commission on June 29, 1999
                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 _____________

                                   FORM S-3
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                 _____________

                      PUBLIC SERVICE COMPANY OF COLORADO
            (Exact name of registrant as specified in the charter)

                                   Colorado
               (State or other jurisdiction of incorporation or
                                 organization)

                                  84-0296600
                     (I.R.S. Employer Identification No.)

            1225 17th Street, Denver, CO 80202-5533, (303) 571-7511
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 _____________

                               Brian P. Jackson
         Senior Vice President, Chief Financial Officer and Treasurer
                      Public Service Company of Colorado
            1225 17th Street, Denver, CO 80202-5533, (303) 571-7511
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 _____________

                                  Copies to:


       Susan A. Marshall, Esq.                            Gary W. Wolf, Esq.
LeBoeuf, Lamb, Greene & MacRae L.L.P.                  Cahill Gordon & Reindel
         125 West 55th Street                              80 Pine Street
       New York, NY 10019-5389                         New York, NY 10005-1702
           (212) 424-8000                                  (212) 701-3000

                                 _____________

     Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this registration statement as the registrant shall determine based on market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                                 _____________

                        Calculation of Registration Fee

=============================================================================================================
                                                 Proposed maximum       Proposed maximum
     Title of each class of      Amount to be        offering          aggregate offering      Amount of
  securities to be registered     registered   price per unit (1)(2)      price (1)(2)      registration fee
-------------------------------------------------------------------------------------------------------------
Senior Debt Securities          $500,000,000         100%                $500,000,000           $139,000
=============================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate public offering price of the Senior Debt Securities registered hereby will not exceed $500,000,000.
(2) Exclusive of accrued interest, if any.

                                 _____________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securuties until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


                  SUBJECT TO COMPLETION, DATED JUNE 29, 1999

PROSPECTUS

                                 $500,000,000

                                  [PSCO LOGO]


                            Senior Debt Securities


          We may offer, from time to time, Senior Debt Securities that will be our unsecured obligations. These Senior Debt Securities may be offered in one or more series, including one or more series of medium term notes, and in amounts, at prices and on terms as we determine at or prior to the time or times of sale. We will provide specific terms of these Senior Debt Securities and the manner in which they are being offered in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. We cannot sell any of these Senior Debt Securities unless this prospectus is accompanied by a prospectus supplement.

          We may sell the Senior Debt Securities to or through underwriters, directly to other purchasers or through agents. The prospectus supplement will set forth the names of any underwriters or agents involved in the sale of the Senior Debt Securities, the principal amounts to be purchased by underwriters and the compensation of the underwriters or agents.

                                _______________

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                _______________


              The date of this prospectus is             , 1999.

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total principal amount of $500,000,000.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information".


                      WHERE YOU CAN FIND MORE INFORMATION

     We file reports and other information with the Securities and Exchange Commission. Certain of the reports and information that we file may be included in the combined reports and information of New Century Energies, Inc. ("NCE"), of which we are a wholly-owned subsidiary. You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the SEC located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago Illinois 50551-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain further information regarding the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC's Internet site located at http://www.sec.gov. In addition, you may inspect our reports at the offices of The New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. This information incorporated by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus or any prospectus supplement or by information that we file subsequently that is incorporated by reference into this prospectus. We are incorporating by reference into this prospectus the documents listed below that we have filed with the SEC and the future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), until the offering of the securities offered hereby is completed:

     1. Our Annual Report on Form 10-K for the year ended December 31, 1998 (included in the NCE combined Annual Report on Form 10-K for such year.)

     2. Our Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 (included in the NCE combined Quarterly Report on Form 10-Q for such quarter.)

     3. Our Reports on Form 8-K filed February 23, 1999 and June 28, 1999 (included in the NCE combined Report on Form 8-K.)

     This prospectus is part of a registration statement we have filed with the SEC relating to our securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are also available at the SEC's Public Reference Room or through its Internet site.

     You may also obtain a copy of our filings with the SEC at no cost by writing to or telephoning us at the following address:

                         Attn:  Brian P. Jackson
                         Senior Vice President, Chief Financial Officer and Treasurer
                         Public Service Company of Colorado
                         1225 17th Street
                         Denver, Colorado 80202-5533
                         (Tel: 303-571-7511)


                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     Statements contained in this prospectus and in any accompanying prospectus supplement, including the documents that are incorporated by reference as set forth in "Where You Can Find More Information," that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. We caution that assumptions, projections, expectations, intentions or beliefs about future events may and often do vary materially from actual results and the differences between assumptions, projections, expectations, intentions or beliefs and actual results can be material. Accordingly, there can be no assurance actual results will not differ materially from those expressed or implied by forward-looking statements.

     The following are some of the facts that could cause actual results to differ from those expressed or implied in the forward-looking statements contained or incorporated by reference herein:

     .    the effects of the weather;
     .    future economic conditions;
     .    the performance of generating units;
     .    fuel prices and availability;
     .    regulatory decisions and the effects of changes in state and federal laws;
     . the pace of deregulation of domestic retail natural gas and electric markets;
     . the timing and extent of change in commodity prices for all forms of energy;
     .    capital spending requirements;
     .    the evolution of competition;
     .    earnings retention and dividend payout policies;
     . consummation of the proposed merger between NCE and Northern States Power Company; and

     .    changes in accounting standards and other factors.

     When used in our documents, the words "anticipate," "estimate," "expect," "forecast," "goal," "objective," "projection" or similar words are intended to identify forward-looking statements.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed or incorporated by reference in this prospectus might not occur.


                                  OUR COMPANY

     We are an operating public utility engaged principally in the generation, purchase, transmission, distribution and sale of electricity and in the purchase, transportation, distribution, and sale of natural gas, with our principal distribution center being the Denver metropolitan area. We were incorporated through merger of predecessors under the laws of the State of Colorado in 1924. Our executive offices are located at 1225 17th Street, Denver, Colorado 80202-5533, where our telephone number is (303) 571-7511. Internet users can obtain information about us and about NCE and its services at http://www.ncenergies.com

     On August 1, 1997, Southwestern Public Service Company consummated a business combination with us and we each became a wholly-owned subsidiary of NCE, a registered holding company under the Public Utility Holding Company Act of 1935. The merger transaction has been accounted for as a pooling of interests for accounting purposes. As a result of the merger transaction, NCE directly owns Cheyenne Light, Fuel and Power Company and WestGas InterState, Inc. These subsidiaries were directly owned by us before the merger. NC Enterprises, Inc., a wholly-owned subsidiary of NCE, directly owns the following subsidiaries which previously had been directly owned by us: e prime, inc., New Century International, Inc. and Natural Fuels Corporation. We directly own: Green and Clear Lakes Company, PS Colorado Credit Corporation, PSR Investments, Inc., and 1480 Welton, Inc. We are considering transferring the capital stock of PS Colorado Credit Corporation to NCE. This transfer can only be made after all regulatory and other approvals are obtained. In addition, we have a controlling interest in several other relatively small companies whose operations are not significant and that are not consolidated in our financial or statistical statements.

                       RATIO OF CONSOLIDATED EARNINGS TO
                          CONSOLIDATED FIXED CHARGES

                                                       Twelve Months Ended December 31,
                                                                                                   Three Months Ended
                                               1994       1995      1996      1997       1998        March 31, 1999
                                              ------     ------    ------    ------     ------       --------------
Ratio of consolidated
 earnings to consolidated fixed charges        2.53       2.78      2.75      2.49       2.43             2.73

     The ratio for future periods will be included in our annual and quarterly reports filed with the SEC. Such reports are incorporated by reference into this prospectus at the time they are filed.


                            APPLICATION OF PROCEEDS

     Unless otherwise indicated in a prospectus supplement relating to the issue of a particular series of Senior Debt Securities, we intend to use the net proceeds from the sale of the Senior Debt Securities offered hereby for general corporate purposes, including capital expenditures, repayment of short-term debt and refunding of long-term debt on maturity or otherwise.


                   DESCRIPTION OF THE SENIOR DEBT SECURITIES

     General: We may issue from time to time, in one or more series, the Senior Debt Securities under an Indenture ( the "Indenture") between us and The Bank of New York, as trustee (the "Trustee"). This prospectus describes certain general terms of the Senior Debt Securities that we may offer. The information we are providing you in this prospectus concerning the Senior Debt Securities and the Indenture is only a summary of the information provided in these documents. You should consult the Senior Debt Securities themselves, the Indenture and other documents for more complete information on the Senior Debt Securities. The form of the Indenture is an exhibit to the registration statement, and you should read it for provisions that may be important to you. In the summary below, we have included references to section numbers of the Indenture so that you can easily locate these provisions. Capitalized terms used in the following summary have the meanings specified in the Indenture unless otherwise defined below. When we offer to sell a particular series of Senior Debt Securities, we will describe the specific terms of that series in a prospectus supplement.

     There is no requirement under the Indenture described in this prospectus that future issues of our debt securities be issued under the Indenture we have described. We may use other indentures or documentation, which may contain provisions different from those included in the Indenture, in connection with future issues of debt securities. The Indenture does not contain any debt covenants or provisions that would afford holders of the Senior Debt Securities protection in the event of a highly leveraged transaction.

     The Senior Debt Securities will be our unsecured obligations. The Indenture does not limit the aggregate principal amount of Senior Debt Securities that may be issued thereunder. (See Section 301.) It does not limit the incurrence or issuance of other secured or unsecured debt by us. As of December 31, 1998, there were $549,750,000 in aggregate principal amount of our First Mortgage Bonds outstanding under our Indenture, dated as of December 1, 1939 (the 1939 Mortgage) between us and U.S. Bank Trust National Association, as successor trustee, excluding First Mortgage Bonds issued solely as security for our First Collateral Trust Bonds. The 1939 Mortgage constitutes, subject to certain exceptions, a first mortgage lien on substantially all our properties. As of December 31, 1998, there were $972,167,000 in aggregate principal amount of our First Collateral Trust Bonds outstanding under our Indenture, dated as of October 1, 1993 (the 1993 Mortgage) between us and U.S. Bank Trust National Association, as successor trustee. The 1993 Mortgage constitutes a lien on substantially all of our properties used or to be used in or in connection with the business of generating, purchasing, transmitting, distributing and/or selling electric energy, which lien is junior to the lien of the 1939 Mortgage. Additionally, as of December 31, 1998, there were $200,000,000 in aggregate principal amount of our Deferrable Interest Subordinated Debentures outstanding under our Subordinated Debt Securities Indenture, dated as of May 1, 1998 ( the Subordinated Debt Indenture) between us and The Bank of New York, as trustee. The Deferrable Interest Subordinated Debentures issued under our Subordinated Debt Indenture are subordinated and junior in right of payment to the Senior Debt Securities.

     The Senior Debt Securities will rank as equal in right of payment to our other unsecured indebtedness, except for any indebtedness that, by its terms, is subordinate to the Senior Debt Securities.

     Please read the prospectus supplement relating to the issue of a particular series of Senior Debt Securities for, among other things, the following terms thereof:

     .    the title of the series;

     .    any limit on the aggregate principal amount of the series;

     . whether any of the Senior Debt Securities of that series will be issued in global form and, if so, the identity of the depository and the specific terms of the depository arrangements;

     .    the date or dates on which the principal is payable;

     . the rate or rates at which the Senior Debt Securities of that series will bear interest or the method of determining the rate or rates;

     .    the date or dates from which interest will accrue;

     . the dates on which such interest will be payable and the regular record dates for such interest payment dates;

     . the place or places where the principal of, premium, if any, and interest shall be payable;

     . any redemption terms, including mandatory redemption through a sinking fund or otherwise, redemption at our option and redemption at the option of the holder;

     . the denominations in which the Senior Debt Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

     . whether the provisions of the Indenture relating to defeasance and covenant defeasance shall be applicable to the Senior Debt Securities of that series provided, that such provisions shall apply unless such covenants are expressly stated to be inapplicable to the Senior Debt Securities of that series; and

     .    any other terms of the Senior Debt Securities of that Series.

(See Section 301.)

     Periodic Offering: Senior Debt Securities of any series may be offered in a periodic offering, in which any or all of the specific terms of each security of such series may vary from other securities of such series, including with respect to rate of interest, if any, thereon, the stated maturity thereof, the redemption provisions, if any, and such other terms as may be permitted by the Indenture and determined by us from time to time as provided in the Indenture and set forth in a supplement to this prospectus.

     Original Issue Discount Security: A Senior Debt Security may provide that an amount less than the principal amount thereof would be due and payable if it were to be accelerated because of an event of default. Senior Debt Securities containing such a provision would be offered and sold at a substantial discount below their principal amount. Special federal income tax, accounting and other considerations relating to those securities will be described in the applicable prospectus supplement.

     Payment of Senior Debt Securities; Transfers; Exchanges: Unless the prospectus supplement that describes a particular series of Senior Debt Securities says otherwise with respect to that series, interest, if any, on each Senior Debt Security payable on each interest payment date will be paid to the person in whose name the Senior Debt Security is registered as of the close of business on the regular record date relating to such interest payment date. Interest payable at maturity will be paid to the person to whom principal is paid at maturity. If there has been a default in the payment of interest on any Senior Debt Security, such defaulted interest may be paid to the holder of the Senior Debt Security as of the close of business on a date selected by the Senior Debt Security Trustee. The date selected must not be more than 15 days and not less than 10 days prior to the date proposed by us for payment of such defaulted interest. Defaulted interest may also be paid in any other lawful manner permitted by requirements of any securities exchange on which the Senior Debt Security may be listed, if the Trustee deems such manner of payment practicable. (See Section 307.)

     Unless the prospectus supplement that describes a particular series of Senior Debt Securities says otherwise with respect to that series, the principal of and premium, if any, and interest at maturity will be payable upon presentation of the Senior Debt Securities at the corporate trust office of The Bank of New York, in New York, New York, as our Paying Agent. We may change the place of payment. We may appoint one or more additional paying agents and may remove any paying agent, all at our discretion. (See Section 1002.)

     Unless the prospectus supplement that describes a particular series of Senior Debt Securities says otherwise with respect to that series, the transfer of Senior Debt Securities may be registered, and Senior Debt Securities may be exchanged for other Senior Debt Securities of the same series and tranche, of authorized denominations and of like tenor and aggregate principal amount, at the corporate trust office of The Bank of New York, in New York, New York, as security registrar. We may change the place for registration or transfer and exchange. We may designate one or more additional places for such registration and exchange, all at our discretion. (See Sections 305 and 1002.)

     Unless the prospectus supplement that describes a particular series of Senior Debt Securities says otherwise with respect to that series, no fee for service will be charged for any transfer or exchange of the Senior Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of, transfer or exchange of the securities. We are not required to execute or to provide for the registration of transfer of or the exchange of (a) any Senior Debt Security during a period of 15 days prior to giving any notice of redemption or (b) any Senior Debt Security selected for redemption in whole or in part, except the unredeemed portion of any Senior Debt Security being redeemed in part. (See Section 305.)

     Redemption: Any terms for the optional or mandatory redemption of a particular series of Senior Debt Securities will be set forth in the prospectus supplement that describes that series. Unless the prospectus supplement says that Senior Debt Securities are redeemable at the option of a holder, Senior Debt Securities will be redeemable only at our option upon notice by mail at least 30 days prior to the date fixed for redemption. If fewer than all the Senior Debt Securities of a series are to be redeemed, the particular Senior Debt Securities to be redeemed will be selected by a method of random selection, substantially pro rata, chosen by the Trustee as being fair and appropriate and which complies with the requirement of the principal national securities exchange, if any, on which the Senior Debt Securities are listed. If the Senior Debt Securities to be redeemed have different terms and different maturities, we may select the particular Senior Debt Securities to be redeemed. (See Sections 1103 and 1104.)

     If redemption is at our option, the notice of redemption may state that such redemption will be conditional upon receipt by the paying agent or agents, on or prior to the date fixed for such redemption, of money sufficient to redeem all of the Senior Debt Securities called for redemption, including accrued interest, if any. If no money has been received, the notice will not be effective and we will not be required to redeem the Senior Debt Securities. (See
Section 1104.)

     Consolidation, Merger or Sale: The Indenture provides that we will not consolidate with, merge with or into any other corporation, whether or not we are the surviving corporation, or sell, assign, transfer or lease all or substantially all of our properties and assets as an entirety or substantially as an entirety to any person or group of affiliated persons, in one transaction or a series of related transactions, unless:

     . either we are the continuing person or the person, if other than us, formed by such consolidation or with which or into which we are merged or the person, or group of affiliated persons, to which all or substantially all of our properties and assets as an entirety or substantially as an entirety are sold, assigned, transferred or leased is a corporation, or constitute corporations, organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by an indenture supplemental to the Indenture, all of our obligations under the Senior Debt Securities issued thereunder and the Indenture, executed and delivered to the Trustee in a form satisfactory to the Trustee;

     . immediately before and after giving effect to such transaction or series of transactions, no event of default, and no default, shall have occurred and be continuing; and

     . we deliver to the Trustee an officer's certificate and an opinion of counsel stating that such consolidation, merger or transfer and such supplemental indenture comply with the Indenture. (See Article Eight.)

     Events of Default and Notice Thereof: The following are events of default under the Indenture with respect to Senior Debt Securities of any series issued thereunder:

     . our failure to pay interest on any Senior Debt Security of that series when due and such failure continues for 30 days and the time for payment has not been extended or deferred;

     . our failure to pay the principal of, or premium, if any, on, any Senior Debt Security of that series when due and payable at maturity, and upon redemption but excluding any failure by us to deposit money in connection with any redemption at our option, and the time for payment has not been extended or deferred;

     . our failure to observe or perform any other covenant, warranty or agreement contained in the Senior Debt Securities of that series or in the Indenture, other than a covenant, agreement or warranty included in the Indenture solely for the benefit of Senior Debt Securities other than that series, and such failure continues for 60 days after written notice has been received by us from the Trustee or holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of that series;

     . certain events of bankruptcy, insolvency or reorganization relating to us;

     . our failure to pay any installment of interest when due on any other series of Senior Debt Securities issued pursuant to the Indenture and such failure continues for 30 days, or our failure to pay the principal of, or premium, if any, on any such other series of Senior Debt Securities when due and payable at maturity, including upon redemption but excluding any failure by us to deposit money in connection with any redemption at our option, and the time for payment has not been extended or deferred; and

     . any other event of default with respect to Senior Debt Securities of that series specified in the applicable prospectus supplement.

(See Section 501.)

     The Indenture provides that the Trustee shall, within 30 days after the occurrence of any default or event of default with respect to Senior Debt Securities of any series issued thereunder, give the holders of Senior Debt Securities of that series notice of all uncured defaults or events of default known to it (the term "default" includes any event which after notice or passage of time or both would be an event of default); provided, however, that, except in the case of an event of default or a default in payment on any Senior Debt Securities of any series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or directors or responsible officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the holders of Senior Debt Securities of the affected series. (See Section 602.)

     If an event of default with respect to Senior Debt Securities of any series, other than due to events of bankruptcy, insolvency or reorganization, occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of that series, by notice in writing to us, and to the Trustee if given by the holders of at least 25% in aggregate principal amount of the Senior Debt Securities of that series, may declare the unpaid principal of and accrued interest to the date of acceleration, or, if the Senior Debt Securities are Original Issue Discount Securities, such portion of that principal as may be specified in the terms thereof, on all the outstanding Senior Debt Securities of that series to be due and payable immediately and, upon any such declaration, the Senior Debt Securities of that series, or specified principal amount, shall become immediately due and payable. (See Section 502.)

     If an event of default occurs due to bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on the outstanding Senior Debt Securities of all series will become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of any Senior Debt Security. (See Section 502.)

     The holders of a majority of the principal amount of the outstanding Senior Debt Securities of that series, upon the conditions provided in the Indenture, may rescind an acceleration and its consequences. (See Section 502.)

     Subject to the provisions of the Indenture relating to the duties of the Trustee if an event of default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders have offered to the Trustee reasonable indemnity. (See Section 603.) The holders of a majority in principal amount of the outstanding Senior Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Senior Debt Securities of that series; provided that (i) such direction is not in conflict with any law or the Indenture; (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and (iii) subject to its duties under the Trust Indenture Act, the Trustee need not take any action that might involve the Trustee in personal liability or might be unduly prejudicial to the holders not joining therein. (See Section 512.)

     No holder of the Senior Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the Trustee written notice of a continuing event of default with respect to the Senior Debt Securities of that series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding Senior Debt Securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding Senior Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. Such limitations do not apply to a suit instituted by a holder of a Senior Debt Security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such Senior Debt Security. (See Sections 507 and 508.)

     The Indenture provides that we must periodically file statements with the Trustee regarding compliance by us with all conditions and covenants of the covenants therein. (See Section 704.)

     Modification of Indenture: We and the Trustee may modify the Indenture, without notice to or the consent of any holders of Senior Debt Securities, with respect to certain matters, including:

     . to add one or more covenants or other provisions for the benefit of holders of Senior Debt Securities of one or more series or tranches or to surrender any of our rights or powers under the Indenture;

     . to cure any ambiguity, defect or inconsistency or to correct or supplement any provision which may be inconsistent with any other provision of the Indenture; or

     . to make any change that does not materially adversely affect the interests of any holder of Senior Debt Securities of any series.

     In addition, we, together with the Senior Debt Trustee, may modify certain of our rights and obligations and the rights of holders of the Senior Debt Securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Senior Debt Securities of each series or tranche affected thereby.

     If the Trust Indenture Act is amended after the date of the original Indenture in such a way as to require or permit changes to the Indenture, or the elimination of provisions which, at the date of the original Indenture or at any time thereafter were required by the Trust Indenture Act, the Indenture will be automatically amended to conform to such amendment or to make such changes or elimination. The Trustee shall, at our request, enter into one or more supplemental indentures with us to evidence or effect such amendment. (See
Section 901.)

     No amendment or modification may, without the consent of each holder of any outstanding Senior Debt Security affected:

     . change the stated maturity of the principal of, or any installment of principal of or interest on, any such Senior Debt Security;

     . reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, or extend the time for payment of, any such Senior Debt Security, or extent the time for payment of those amounts or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof;

     . change the place of payment, or the coin or currency, for payment of principal of, or premium, if any, or interest on any Senior Debt Security;

     . impair the right to institute suit for the enforcement of any payment on or with respect to any such Senior Debt Security;

     . reduce the percentage in principal amount of outstanding Senior Debt Securities of any series necessary to modify or amend the Indenture, or to waive compliance with certain provisions of the Indenture or defaults or events of default thereunder and their consequences;

     . change the redemption provisions in a manner adverse to any such holder of Senior Debt Securities of that series; or

     . modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants except to increase the percentage of holders required to consent or waive or to provide that certain other provisions may not be modified or waived without the consent of each holder affected thereby.

(See Article Nine.)

     Waiver: The holders of not less than a majority in aggregate principal amount of the outstanding Senior Debt Securities of any series may on behalf of the holders of all Senior Debt Securities of that series waive any default or event of default with respect to that series, except a default or event of default in the payment of the principal of, or premium, if any, or any interest on any Senior Debt Securities of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Senior Debt Securities of that series affected (See Section 513.)

     Defeasance: So long as no default or event of default with respect to the Senior Debt Securities has occurred and is continuing, we may terminate our substantive obligations in respect of Senior Debt Securities of any series (except for our obligations to pay the principal of (and premium, if any, on) and the interest on the Senior Debt Securities of that series) by:

     . depositing with the Trustee, under the terms of an irrevocable trust agreement, money or U.S. Government Obligations or a combination thereof sufficient to pay all remaining indebtedness on the Senior Debt Securities of that series,

     . delivering to such Trustee either an opinion of counsel or a ruling directed to the Trustee from the Internal Revenue Service to the effect that the holders of the Senior Debt Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and termination of obligations, and

     . complying with certain other requirements set forth in the Indenture. (See Section 1304.)

     Concerning the Trustee: We and our affiliates conduct banking transactions with the Trustee in the normal course of business.

     Governing Law: The Indenture is governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles, except to the extent that the Trust Indenture Act is applicable.


                          VALIDITY OF THE SECURITIES

     Except as set forth below, the validity of our securities will be passed upon by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. Certain legal matters in connection with the securities will be passed upon for the underwriters by Cahill Gordon & Reindel, a partnership including a professional corporation, New York, New York. In giving their opinion, Cahill Gordon & Reindel may rely as to all matters of Colorado law upon the opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P.


                                    EXPERTS

     The consolidated balance sheets and statements of capitalization of Public Service Company of Colorado and its subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, shareholder's equity and cash flows for each of the three years in the period ended December 31, 1998, and the related financial statement schedule, included in the NCE Combined Annual Report on Form 10-K for the year ended December 31, 1998 and in the NCE

Combined Report on Form 8-K, which statements and schedule are incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports. The financial statements and related financial statement schedule are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

     With respect to the unaudited consolidated condensed interim financial information of Public Service Company of Colorado and its subsidiaries for the quarters ended March 31, 1999 and 1998, included in its Form 10-Q for the quarter ended March 31, 1999, included in the NCE Combined Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, which financial information is incorporated by reference in this registration statement, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that consolidated condensed interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedures applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited consolidated condensed interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.


                             PLAN OF DISTRIBUTION

     We may sell the securities through underwriters or directly to other purchasers or through agents.

     The securities may be sold from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agents.

     Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act of 1933 and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act. The terms of any particular offering of the securities, including the identity of any such underwriter or agent and any such compensation received from us, will be described in the applicable prospectus supplement.

     We may enter into agreements with underwriters and agents who participate in the distribution of the securities pursuant to which they nay be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

     The securities are not proposed to be listed on a securities exchange, and any underwriters will not be obligated to make a market in the securities. We cannot predict the activity or liquidity of any trading in the securities.

     Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.          Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee .................. $139,000
Blue Sky Fees.........................................................   15,000*
*Accountants' Fees and Expenses.......................................   30,000*
*Counsel's Fees and Expenses..........................................  150,000*
*Trustees' Fees and Expenses, including Counsel and
   Authentication Fees................................................   40,000*
*Printing of Registration Statement, Prospectus, Prospectus
   Supplements, Supplemental Indentures, etc..........................   40,000*
*Rating Agencies' Fees................................................  200,000*
*Miscellaneous........................................................  100,000*
                                                                        -------
*Total Expenses....................................................... $714,000*

________________
*Estimated

Item 15.          Indemnification of Directors and Officers.

     Sections 7-108-402, 7-109-102, 7-109-103, 7-109-104, 7-109-105, 7-109-106,
7-109-107, 7-109-108, 7-109-109 and 7-109-110 of the Colorado Business
Corporation Act provide for indemnification of directors, officers, employees, fiduciaries and agents of Colorado corporations such as the Registrant, subject to certain limitations, and authorize such corporations to purchase and maintain insurance on behalf of such persons against any liability incurred in any such capacity or arising out of their status as such. The registrant currently has such insurance in effect.

     A resolution adopted at a special meeting of stockholders of the registrant held in November, 1943, provides: "That each Director and Officer of the Company (or his legal representative) shall be indemnified by the Company against all claims, liabilities, expenses and costs imposed upon or reasonably incurred by him in connection with any action, suit or proceeding, or the settlement or compromise of any such claim, liability, action, suit or proceeding (other than amounts paid to the Company itself), in which he may be involved by reason of his being or having been such Director or Officer of the Company, except in relation to matters as to which he shall be finally adjudged in any such action, suit or proceeding to have been derelict in the performance of his duties as such Director or Officer, provided, however, in respect to any such settlement or compromise that it shall have been determined, by a majority of the Directors of the Company not affected by self interest, that such settlement or compromise should be made, and that such Director or Officer had not been derelict in the performance of his official duties; and provided further that the foregoing indemnity shall not extend to or cover any claims, liabilities, action, suit or proceeding under the Securities Act or any costs or expenses in connection therewith unless the Director or Officer of the Company involved shall be finally adjudged in such action, suit or proceeding to have been subject to no liability under said

Act, or in case of settlement or compromise, unless the Company shall have obtained an opinion of independent counsel to the effect that he is not liable under said Act. The foregoing right of indemnification shall not be exclusive of any other right or rights to which such Director or Officer may be entitled as a matter of law."

     Paragraph 7 of the registrant's Restated Articles of Incorporation, as amended, provides: "A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or to its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a breach of Colorado Revised Statutes
Section 7-108-403,or (iv) for any transaction from which the director directly or indirectly derived an improper personal benefit."

     To the maximum extent permitted by law, we shall indemnify any person who is or was our director, officer, agent, fiduciary or employee against any claim, liability, loss or expense arising against or incurred by such person as a result of circumstances, events, actions and omissions occurring in such capacity. We further shall have the authority to maintain insurance at our expense providing for such indemnification, including insurance with respect to claims, liabilities, losses and expenses against which we would not otherwise have the power to indemnify such persons.

Item 16.   Exhibits.

     Exhibits are listed in the Exhibit Index on page II-6 hereof.

Item 17.   Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15 (d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints Wayne H. Brunetti and R. C. Kelly and each of them severally, as his or her attorneys-in-fact to sign in his or her name and on his or her behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and County of Denver and the State of Colorado, on the 28th day of June, 1999.

                                    PUBLIC SERVICE COMPANY OF COLORADO

                                    By:/s/ Brian P. Jackson
                                       -----------------------------------------
                                       Brian P. Jackson, Senior Vice President,
                                       Chief Financial Officer and Treasurer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

Signature                                    Title                                   Date
---------                                    -----                                   ----
/s/ Bill D. Helton
-----------------------------------------
Bill D. Helton, Chairman of the Board        Director                                June 28, 1999


/s/ Wayne H. Brunetti
-----------------------------------------
Wayne H. Brunetti, President and Chief       Principal Executive Officer             June 28, 1999
Executive Officer and Vice Chairman
of the Board


/s/ Brian P. Jackson
-----------------------------------------
Brian P. Jackson, Senior Vice President      Principal Financial Officer             June 28, 1999
and Chief Financial Officer and Treasurer


/s/ Teresa S. Madden
-----------------------------------------
Teresa S. Madden, Controller                 Principal Accounting Officer            June 28, 1999


/s/ R.C. Kelly
-----------------------------------------
R.C. Kelly, Executive Vice President         Director                                June 28, 1999
and Director

/s/ Henry H. Hamilton
-------------------------------------------
Henry H. Hamilton, Executive Vice President       Director       June 28, 1999
and Director

/s/ David M. Wilks                                Director       June 28, 1999
-------------------------------------------
David M. Wilks, Executive Vice President
and Director

                                 EXHIBIT INDEX

1         Form of Purchase Contract (to be filed under subsequent Form 8-K).

2* Agreement and Plan of Merger By and Between Northern States Power Company and New Century Energies, Inc. dated as of March 24, 1999 (Form Prem14A, April 26, 1999-Appendix A).

3* Amended and Restated Articles of Incorporation of the Registrant dated July 10, 1998 (Form 10-K, December 31, 1998 - Exhibit 3(a)(1)).

4(a)(l)* Indenture, dated as of December 1, 1939, providing for the issuance of First Mortgage Bonds (Form 10 for 1946-Exhibit (B-1)).

4(a)(2)*  Indentures supplemental to Indenture dated as of December 1, 1939:


                      Previous Filing:                                              Previous Filing:
                       Form; Date or                                                 Form; Date or         Exhibit
    Dated as of           File No.         Exhibit No.         Dated as of              File No.             No.
   -------------         ----------       -------------       -------------            ----------         ---------
   Mar. 14, 1941          10, 1946             B-2            Apr. 21, 1970          8-K, Apr. 1970         1
   May 14, 1941           10, 1946             B-3            Sept. 1, 1970         8-K, Sept. 1970         2
   Apr. 28, 1942          10, 1946             B-4            Feb. 1, 1971           8-K, Feb. 1971         2
   Apr. 14, 1943          10, 1946             B-5            Aug. 1, 1972           8-K, Aug. 1972         2
   Apr. 27, 1944          10, 1946             B-6            June 1, 1973           8-K, June 1973         1
   Apr. 18, 1945          10, 1946             B-7            Mar. 1, 1974           8-K, Apr. 1974         2
   Apr. 23, 1946         10-K, 1946            B-8            Dec. 1, 1974           8-K, Dec. 1974         1
   Apr. 9, 1947          10-K, 1946            B-9            Oct. 1, 1975           S-7, (2-60082)       2(b)(3)
   June 1, 1947        S-1, (2-7075)           7(b)           Apr. 28, 1976          S-7, (2-60082)       2(b)(4)
   Apr. 1, 1948        S-1, (2-7671)         7(b)(1)          Apr. 28, 1977          S-7, (2-60082)       2(b)(5)
   May 20, 1948        S-1, (2-7671)         7(b)(2)          Nov. 1, 1977           S-7, (2-62415)       2(b)(3)
   Oct. 1, 1948          10-K, 1948             4             Apr. 28, 1978          S-7, (2-62415)       2(b)(4)
   Apr. 20, 1949         10-K, 1949             1             Oct. 1, 1978             10-K, 1978          D(1)
   Apr. 24, 1950       8-K, Apr. 1950           1             Oct. 1, 1979           S-7, (2-66484)       2(b)(3)
   Apr. 18, 1951       8-K, Apr. 1951           1             Mar. 1, 1980             10-K, 1980          4(c)
   Oct. 1, 1951        8-K, Nov. 1951           1             Apr. 28, 1981         S-16, (2-74923)        4(c)
   Apr. 21, 1952       8-K, Apr. 1952           1             Nov. 1, 1981          S-16, (2-74923)        4(d)
   Dec. 1, 1952        S-9, (2-11120)        2(b)(9)          Dec. 1, 1981             10-K, 1981          4(c)
   Apr. 15, 1953       8-K, Apr. 1953           2             Apr. 29, 1982            10-K, 1982          4(c)
  April 19, 1954       8-K, Apr. 1954           1              May 1, 1983             10-K, 1983          4(c)
   Oct. 1, 1954        8-K, Oct. 1954           1             Apr. 30, 1984          S-3, (2-95814)        4(c)
   Apr. 18, 1955       8-K, Apr. 1955           1             Mar. 1, 1985             10-K, 1985          4(c)
   Apr. 24, 1956         10-K, 1956             1             Nov. 1, 1986             10-K, 1986          4(c)
    May 1, 1957        S-9, (2-13260)        2(b)(15)          May 1, 1987             10-K, 1987          4(c)
  April 10, 1958       8-K, Apr. 1958           1             July 1, 1990          S-3, (33-37431)        4(c)
    May 1, 1959        8-K, May 1959            2             Dec. 1, 1990             10-K, 1990          4(c)
   Apr. 18, 1960       8-K, Apr. 1960           1             Mar. 1, 1992             10-K, 1992          4(d)

                      Previous Filing:                                              Previous Filing:
                       Form; Date or                                                 Form; Date or       Exhibit
    Dated as of           File No.         Exhibit No.         Dated as of              File No.           No.
   -------------         ----------       -------------       -------------            ----------         ----
   Apr. 19, 1961       8-K, Apr. 1961           1             Apr. 1, 1993        10-Q, June 30, 1993      4(a)
   Oct. 1, 1961        8-K, Oct. 1961           2             June 1, 1993        10-Q, June 30, 1993      4(b)
   Mar. 1, 1962        8-K, Mar. 1962          3(a)           Nov. 1, 1993          S-3, (33-51167)      4(a)(3)
   June 1, 1964        8-K, June 1964           1             Jan. 1, 1994             10-K, 1993        4(a)(3)
    May 1, 1966        8-K, May 1966            2             Sept. 2, 1994         8-K, Sept. 1994        4(a)
   July 1, 1967        8-K, July 1967           2              May 1, 1996        10-Q, June 30, 1996      4(a)
   July 1, 1968        8-K, July 1968           2             Nov. 1, 1996             10-K, 1996        4(a)(3)
   Apr. 25, 1969       8-K, Apr. 1969           1             Feb. 1, 1997        10-Q, March 31, 1997     4(a)
                                                              Apr. 1, 1998        10-Q, March 31, 1998     4(a)

4(b)(1)* Indenture, dated as of October 1, 1993, providing for the issuance of First Collateral Trust Bonds (Form 10-Q, September 30, 1993 - Exhibit 4(a)).

4(b)(2)*  Indentures supplemental to Indenture dated as of October 1, 1993:


                                Previous Filing:
                                 Form; Date or
Dated as of                         File No.                  Exhibit No.
-----------                         --------                  -----------
November 1, 1993                   S-3, (33-51167)              4(b)(2)
January 1, 1994                    10-K, 1993                   4(b)(3)
September 2, 1994               8-K, Sept. 1994                   4(b)
May 1, 1996                   10-Q, June 30, 1996                 4(b)
November 1, 1996                   10-K, 1996                   4(b)(3)
February 1, 1997              10-Q, March 31, 1997                4(b)
April 1, 1998                 10-Q, March 31, 1998                4(b)

4(c)(1)* Form of Indenture, providing for the issuance of Senior Debt Securities (Form S-3A, March 31, 1998-Exhibit 4(c)).

4(c)(2) Form of Supplemental Indenture, providing for the issuance of Senior Debt Securities under the Indenture.

4(c)(3)   Form of Senior Debt Securities (included in Exhibit 4(c)(2)).

4(d) (1)* Indenture, dated as of May 1, 1998, providing for the issuance of Subordinated Debt Securities (Form 8-K, May 6, 1998-Exhibit 4.2).

4(d)(2)* Supplemental Indenture, dated as of May 11, 1998, providing for the issuance of Subordinated Debt Securities (Form 8-K, May 6, 1998-
          Exhibit 4.3).

5(a) Opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P. regarding the validity of certain Securities.

12        Computation of Ratio of Consolidated Earnings to Consolidated Fixed
          Charges.

15 Letter regarding Unaudited Interim Financial Information of Arthur Andersen LLP.

23(a)     Consent of Arthur Andersen LLP.

23(b) Consent of LeBoeuf, Lamb, Greene & MacRae, L.L.P., is included in its opinion filed as Exhibit 5(a).

24        The Power of Attorney is included on page II-5 hereof.

25 Statement of Eligibility of The Bank of New York, as Trustee under the Senior Debt Securities Indenture.

______________
*   Previously filed as indicated and incorporated herein by reference.